EXHIBIT 99.1
KBR Announces New Chief Financial Officer

HOUSTON – (December 13, 2016) – KBR, Inc. (NYSE: KBR) announced today that in the first quarter of 2017 Mark Sopp will join the company as Chief Financial Officer (CFO).  Current CFO Brian Ferraioli has decided to retire to spend more time with family.  Ferraioli and Sopp will work closely together to ensure a managed and smooth transition for KBR's financial organization.

Sopp brings many years of financial leadership experience to KBR.  From 2005 to 2015, he served as CFO and Executive Vice President for Leidos Holdings, previously called SAIC, which is one of the largest publicly traded government contractors in the U.S. and also has significant technically-focused commercial professional services operations, including serving energy markets.  Previously, Sopp served in various executive positions with Titan Corporation, also involved in government contracting and commercial business areas.  He earned his Bachelor's Degree in Accounting from New Mexico State University and completed the executive program from the Anderson School of Management at UCLA.

"We look forward to Mark joining KBR," said Stuart Bradie, KBR President and CEO.  "Along with his extensive financial and capital markets expertise, Mark's long-time experience in the government contracting sector, including knowledge of the government services investment community, will be immensely helpful as KBR expands our Government Services segment to achieve better balance between our government and hydrocarbons businesses."

"The addition of KBRwyle has brought a large number of reimbursable professional services contracts to our portfolio and we are seeing continued expansion of existing government contracts and task orders for the U.S. and U.K. governments.  To that end, I am confident that with Mark on our team we will achieve further shareholder value and financial success going forward," Bradie continued.

"We greatly appreciate Brian's fiscal leadership during his time at KBR.  He has made many significant contributions, overseeing all the financial affairs of the company, helping strengthen our financial management and reduce our overall cost structure, and his sage advice has been a great help to me personally.  We thank Brian for his service to the company and we wish him the very best in his well-deserved retirement," said Bradie.

About KBR, Inc.

KBR is a global provider of differentiated professional services and technologies across the asset and program life cycle within the Hydrocarbons and Government Services Sectors. KBR employs over 31,000 people worldwide, with customers in more than 80 countries, and operations in 40 countries, across three synergistic global businesses:

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Government Services, serving government customers globally, including capabilities that cover the full life-cycle of defense, space, aviation and other government programs and missions from research and development, through systems engineering, test and evaluation, program management, to operations, maintenance, and field logistics

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Technology & Consulting, including proprietary technology focused on the monetization of hydrocarbons (especially natural gas and natural gas liquids) in ethylene and petrochemicals; ammonia, nitric acid and fertilizers; oil refining; gasification; oil and gas consulting; integrity management; naval architecture and proprietary hulls; and downstream consulting

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Engineering & Construction, including onshore oil and gas; LNG (liquefaction and regasification)/GTL; oil refining; petrochemicals; chemicals; fertilizers; differentiated EPC; maintenance services (Brown & Root Industrial Services); offshore oil and gas (shallow-water, deep-water, subsea); floating solutions (FPU, FPSO, FLNG & FSRU) and program management

KBR is proud to work with its customers across the globe to provide technology, value-added services, integrated EPC delivery and long term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.

Visit www.kbr.com

Forward Looking Statement

The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the outcome of and the publicity surrounding audits and investigations by domestic and foreign government agencies and legislative bodies; potential adverse proceedings by such agencies and potential adverse results and consequences from such proceedings; the scope and enforceability of the company's indemnities from its former parent; changes in capital spending by the company's customers; the company's ability to obtain contracts from existing and new customers and perform under those contracts; structural changes in the industries in which the company operates; escalating costs associated with and the performance of fixed-fee projects and the company's ability to control its cost under its contracts; claims negotiations and contract disputes with the company's customers; changes in the demand for or price of oil and/or natural gas; protection of intellectual property rights; compliance with environmental laws; changes in government regulations and regulatory requirements; compliance with laws related to income taxes; unsettled political conditions, war and the effects of terrorism; foreign operations and foreign exchange rates and controls; the development and installation of financial systems; increased competition for employees; the ability to successfully complete and integrate acquisitions; and operations of joint ventures, including joint ventures that are not controlled by the company.

KBR's most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks, and other Securities and Exchange Commission filings discuss some of the important risk factors that KBR has identified that may affect the business, results of operations and financial condition. Except as required by law, KBR undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:

Investors
Lynn Nazareth
Vice President, Investor Relations
713-753-5082
Investors@kbr.com

Media
Marit Babin Stout
Director, Global Communications & Government Relations
713-753-3800
Mediarelations@kbr.com